Exhibit 99.1

Saflink Announces Corporate Restructuring

Company Reduces Headcount to Improve Cash Flow and Operational Focus

KIRKLAND, WA – (October 19, 2006) Saflink® Corporation (NASDAQ:SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, announced several restructuring moves that are expected to dramatically reduce operating expenses, improve operational focus, and greater leverage its core technology assets. Saflink announced that it is reducing its workforce by over 50 percent, with the majority of its remaining workforce to be dedicated to Saflink’s Registered Traveler initiative.

In addition, management plans to focus its business development resources on the sale of its software and hardware authentication products through existing and new distribution partners. Saflink management believes that it has garnered strong relationships with companies that have mature, national product distribution infrastructure, and that Saflink’s sales activities will be more cost effective through indirect channels in the coming months. Saflink also plans to aggressively pursue the licensing of its award-winning authentication technology, either through patent enforcement or business development efforts.

Steve Oyer, Saflink’s interim Chief Executive Officer commented, “We are taking these steps in order to dramatically improve our operating cash flow and, at the same time, are re-focusing our efforts on the most near-term revenue opportunities – most notably, the Registered Traveler initiative.” Mr. Oyer continued, “We have also mobilized our sales leadership to aggressively market our developed technology and products in a much more cost effective way. We will continue to look for ways to improve our financial metrics and operational efficiency in the coming weeks.”

Saflink also announced that Kris Shah, the president of Saflink’s subsidiary, Litronic, has resigned from the Saflink board. In addition, Mr. Shah will be leaving the company, effective October 20, 2006. Mr. Oyer commented, “We appreciate the long and dedicated service that Kris has provided Litronic and Saflink, and we wish him well.”

About Saflink

Saflink Corporation offers biometric security and smart card solutions that protect intellectual property, secure information and eliminate passwords. Saflink identity assurance management solutions allow administrators to verify the identity of users and control their access to computer networks, facilities and applications. Winner of seven awards in 2005, Saflink and its solutions have been recognized by organizations such as Frost & Sullivan and Software Magazine’s Software 500. For more information, please visit http://www.SAFlink.com or call 800-762-9595.

NOTE: “Saflink” is a registered trademark trademark of Saflink Corporation.

This press release contains forward-looking statements, including statements about the search for a permanent Chief Executive Officer and Chief Financial Officer, Mr. Engman’s transition period, and the effect that a change in leadership may have on us and our Registered Traveler program. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to, the risk that our restructuring actions will not have the desired effect, the risk that if we do not generate significant revenue from our participation in large government security initiatives or increase the level of our participation in these initiatives, our business performance and future prospects may suffer. In addition, if third parties, on whom we partly depend for our product marketing and distribution, do not promote our products, our ability to generate revenue may be limited and our business and financial condition could suffer. Other factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market, and those included in our annual report on Form 10-K, as well as other documents we periodically file with the Securities and Exchange Commission.

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Saflink PRESS CONTACT:

Sterling Communications

Katie James

(206) 388-5758

kjames@sterlingpr.com

Saflink INVESTOR RELATIONS CONTACT:

Investor Awareness, Inc.

Tony Schor

(847) 945-2222

tony@investorawareness.com